UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of Earliest Event Reported):  April 5, 2010

CNS RESPONSE, INC.
(Exact name of Company as specified in its charter)

Delaware	0-26285	87-0419387
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

85 Enterprise, Suite 410
Aliso Viejo, CA 92656
(Address of principal executive offices)

(714) 545-3288
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On April 5, 2010, CNS Response, Inc. (the “Company”) will host a conference call for investors to  provide an update on its “Referenced-EEG®” or “rEEG®”, which is the Company’s patented approach to identifying effective medications for patients suffering from debilitating behavioral disorders.  Attached as Exhibit 99.1 to this Current Report on Form 8-K are the presentation slides prepared for such call.  Any information contained in such slides should be read in the context of and with due regard to the more detailed information provided in other documents we file with or furnish to the Securities and Exchange Commission.

In accordance with General Instruction B.2. of Form 8-K, the information in this Current Report on Form 8-K, including the attached Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Description

99.1	Presentation Slides prepared for the April 5, 2010 Investor Conference Call

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNS Response, Inc.

	By:	/s/ George Carpenter
April 5, 2010		George Carpenter
Chief Executive Officer